Exhibit 10.20

AMENDED AND RESTATED OPTION AGREEMENT

This AMENDED AND RESTATED OPTION AGREEMENT (the “Agreement”) (a) is made as of March 9, 2011, with effect from November 16, 2009 (the “Effective Date”), between and among (i) Mr. Chan Sun Keung, an individual citizen of Hong Kong and Miss Cheung So Wa, an individual citizen of Hong Kong (individually and collectively, the “Grantor”); and (ii) Mr. Yan Keyan, an individual citizen of the People’s Republic of China (the “Optionee”), and (b) amends and restates the 2009 Option Agreement as defined below. Each of the Grantor and Optionee is referred to herein as a “Party” and together as the “Parties”. Capitalized terms not otherwise defined have the meanings assigned to them in Exhibit A to this Agreement.

RECITALS

A.

The Grantor is a shareholder of Hongri International Holdings Limited, a company organized and existing under the laws of the British Virgin Islands (“Holdco”), which in turn is the sole equity holder of Hongri (Fujian) Sport Goods Co., Ltd., a wholly foreign-owned enterprise existing un- der the laws of the People’s Republic of China (the “Operating Company”).

B.

After the date of this Agreement, Grantor and Holdco intend to enter into a share exchange agreement (the “Exchange Agreement”) with a United States-domiciled company (the “Shell Company”). Upon consummation of the transactions contemplated by the Exchange Agreement (the “Exchange Transaction”), the Shell Company will, in exchange for the issuance of shares of the common stock of the Shell Company, acquire 100% of the issued and outstanding capital stock of Holdco, and, indirectly, sole ownership of Operating Company. In the event of the con- summation of an Exchange Transaction before the termination of this Agreement and before the exercise of an Option Right, the Option Right will extend to the Grantor’s shares of the Shell Company received in exchange for his shares of Holdco.

C.

Grantor and Optionee are parties to the Option Agreement dated November 16, 2009, whereby Optionee was granted an option to purchase 100% equity interest in Holdco consisting of the shares held by Grantor (the “2009 Option Agreement”).

D.

The Grantor desires to amend and restate the 2009 Option Agreement, to the effect of granting the Optionee the right to purchase from it all, but not less than all, of the shares of Holdco held by it (the “Option Shares”) as set forth on Exhibit C to this Agreement, pursuant to the terms of this Agreement, and Optionee desires to accept such option, in consideration of the mutual promises and covenants contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Parties, the Parties agree as follows:

ARTICLE I

OPTION RIGHT

1.1

Option Right. Grantor hereby grants to Optionee the right and option (the “Option” or the “Option Right”), during the Option Period (as defined below), to purchase the Option Shares, and upon the exercise of such Option Right the Grantor will sell, convey and transfer such Shares to the exercising Optionee, in accordance with the provisions of this Agreement.

1.2

Application to Shares of Shell Company. In the event of the consummation of an Exchange Transaction before the termination of this Agreement and before an exercise of the Option, the Option will extend pari passu to the Grantor’s shares of the Shell Company received in exchange for Grantor’s shares of Holdco.

1.3

Option Period. The Option Right will be effective during the period (the “Option Period”) commencing on the date which is six (6) months after the date on which the first registration statement is filed by the Shell Company under the United States Securities Act of 1933, as amended, in connection with an equity financing of the Shell Company following the consumma- tion of the Exchange Transaction (the “Registration Statement Effective Date”), but before the fifth anniversary of the Registration Statement Effective Date (such date or the earlier expiration of the Option Right is referred to herein as the “Expiration Date”).

1.4	Option Exercise Schedule. Optionee may exercise its Option Right once or more than once dur- ing the Option Period, but in no event in the aggregate for more than the Option Shares.

1.5

Exercise Process. In order to exercise its Option Right during the Option Period, the Optionee must deliver to the Grantor a written notice of such exercise substantially in the form attached hereto as Exhibit B (the “Exercise Notice”) to the address or facsimile number set forth therein. The Exercise Notice will indicate the number of the Option Shares as to which the Optionee is then exercising its Option Right and the aggregate Option Price. Provided the Exercise Notice is delivered in accordance with Section 6.2 to the Grantor on or prior to 6:30 p.m. (Hong Kong time) on a Business Day, the date of exercise (the “Exercise Date”) of the Option Right will be the date of such delivery of such Exercise Notice. In the event the Exercise Notice is delivered after 6:30 p.m. (Hong Kong time) on any day or on a date which is not a Business Day, the Exercise Date will be deemed to be the first Business Day after the date of such delivery of such Exercise Notice. The delivery of an Exercise Notice in accordance herewith will constitute a binding obligation (a) on the part of the Optionee to purchase and (b) on the part of the Grantor to sell, the Option Shares which are the subject of such Exercise Notice in accordance with the terms of this Agreement.

1.6	Option Price.

(a)

The aggregate option price for all of the Option Shares will be an amount equal to ONE HUNDRED THIRTY-ONE THOUSAND FOUR HUNDRED AND NINE Renminbi (RMB 131,409) (the “Aggregate Price”). The per-share option price (the “Option Price”) is the Aggregate Price divided by the number of shares over which an option is granted by this Agreement.

(b)

The payment of any Option Price will be in accordance with written instructions delivered by the Grantor to Optionee within five (5) days of delivery of the Exercise Notice. Any payment of an Option Price made in currency other than Renminbi will be calculated using the average exchange rate published by the Bank of China, Hong Kong, for the last full month preceding the date of the Exercise Notice, or as otherwise agreed by the Gran- tor and the exercising Optionee.

1.7

Delivery of the Shares. Upon the receipt of an Exercise Notice and the payment of the aggregate Option Price for the Option Shares being purchased, the Grantor will deliver, or take all steps necessary to cause to be delivered, the Option Shares being purchased pursuant to such Exercise Notice.

ARTICLE II

ENCUMBRANCES; TRANSFERS, SET-OFF

2.1

Encumbrances. Upon exercise of the Option Right, the Option Shares being purchased will be sold, transferred and delivered to the Optionee free and clear of any claim, pledge, charge, lien, preemptive rights, restrictions on transfers (except as required by securities laws of the United States), proxies, voting agreements and/or any other Encumbrance.

2.2

Legend. The Grantor will, at the request of the Optionee, cause a notification to be made in the share register of Holdco, and on any certificates evidencing the Option Shares, language in substantially the form as follows:

“THE SHARES REGISTERED IN THE NAME OF [____________] OR REPRESENTED BY THIS CERTIFICATE, AS THE CASE MAY BE, ARE SUBJECT TO AN OPTION RIGHT WHICH PROHIBITS THEIR TRANSFER TO ANY PERSON OTHER THAN THE HOLDER OF THAT RIGHT PRIOR TO THE EXERCISE OF THE RIGHT OR ITS EXPIRATION. ANY PERSON ACCEPTING ANY INTEREST IN THE SHARES WILL BE DEEMED TO AGREE TO AND WILL BECOME BOUND BY ALL THE PROVISIONS OF THE OPTION AGREEMENT IN WHICH THAT OPTION RIGHT IS SET FORTH, AND THE SHARES WILL REMAIN SUBJECT TO THE OPTION RIGHT AS PROVIDED THEREIN. A COPY OF THE OPTION AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF

BUSINESS.”

2.3

Set-off. Optionee will be absolutely entitled to receive all the Option Shares to which it is entitled pursuant to the exercise of an Option Right, and for the purposes of this Agreement, the Grantor hereby waives, as against Optionee, all rights of set-off or counterclaim that would or might otherwise be available to the Grantor.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of the Grantor. The Grantor represents and warrants to Optionee, that:

(a)

Due Authorization. This Agreement, and all agreements and documents executed and delivered pursuant to this Agreement, constitute valid and binding obligations of the Grantor, enforceable against the Grantor in accordance with their terms, subject to applicable Bankruptcy Laws and other laws or equitable principles of general application affecting the rights of creditors generally.

(b)

No Conflicts. Neither the execution or delivery of this Agreement by the Grantor nor the fulfillment or compliance by the Grantor with or of any of the terms hereof will, with or without the giving of notice and/or the passage of time, (i) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or any judgment, decree or order to which the Grantor is subject or by which the Grantor is bound, or (ii) require any consent, license, permit, authorization, approval or other action by any Person or Governmental Body which has not yet been obtained or received. The execution, delivery and performance of this Agreement by the Grantor or compliance with the provisions hereof by the Grantor does not, and will not, violate any provision of any Law to which the Grantor is subject or by which it is bound.

(c)

No Actions. There are no lawsuits, actions or, to the best knowledge of the Grantor, investigations, claims or demands or other proceedings pending or, to the best knowledge of the Grantor, threatened against the Grantor that, if resolved in a manner adverse to the Grantor, would adversely affect the right or ability of the Grantor to carry out her obligations set forth in this Agreement.

(d)

Title. The Grantor owns the Option Shares free and clear of any Encumbrance whatsoever, except as contemplated by this Agreement. The Grantor has not entered into nor is a party to any agreement that would cause the Grantor to not own the Option Shares free and clear of any Encumbrance, except as contemplated by this Agreement.

3.2	Representations and Warranties of the Optionee. Optionee represents and warrants to the Grantor that:

(a)

Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby to be carried out by it have been duly authorized by all necessary action on the part of the Optionee. This Agreement, and all agreements and documents executed and delivered pursuant to this Agreement, constitute valid and binding obligations of the Optionee, enforceable against the Optionee in accordance with their terms, subject to applicable Bankruptcy Laws and other laws or equitable principles of general application affecting the rights of creditors generally.

(b)

No Conflicts. Neither the execution or delivery of this Agreement by the Optionee nor the fulfillment or compliance by the Optionee with or of any of the terms hereof will, with or without the giving of notice and/or the passage of time, (i) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or any judgment, decree or order to which the Optionee is subject or by which the Optionee is bound, or (ii) require any consent, license, permit, authorization, approval or other action by any Person or Governmental Body which has not yet been obtained or received. The execution, delivery and performance of this Agreement by the Optionee or compliance with the provisions hereof by the Optionee does not, and will not, violate any provision of any Law to which the Optionee is subject or by which it is bound.

(c)

No Actions. There are no lawsuits, actions or, to the best knowledge of the Optionee, investigations, claims or demands or other proceedings pending or, to the best knowledge of the Optionee, threatened against the Optionee that, if resolved in a manner adverse to the Optionee, would adversely affect the right or ability of the Optionee to carry out its obligations set forth in this Agreement.

ARTICLE IV

NEGATIVE COVENANTS

4.1

Covenants of the Grantor. The Grantor agrees that, prior to the termination of this Agreement, she will not transfer, sell, or assign to any other Person, or otherwise dispose of, pledge, encumb- er, or suffer any Encumbrance upon, any shares of capital stock of Holdco which Grantor owns, including the Option Shares. The Grantor further agrees that, prior to the termination of this Agreement, she will not, without the prior written approval of the Optionee, vote (in person, by proxy or by action by written consent, as applicable) any of the Option Shares in favor of, or to adopt or approve any of the following actions with regard to Holdco or any subsidiary of Holdco (referred to individually and collectively as the “Company”):

(a)	Any increase of the number of authorized shares of capital stock of the Company;

(b)	Any transfer, sale, assignment, or other disposition of, or pledge or encumbrance of, any of the Company’s material assets (including, without limitation, the Exchange Shares and any shares of any other subsidiary or non-majority owned affiliated companies);

(c)	Any Change of Control with regard to the Company. “Change of Control” means the first to occur of any of the following events:

	(i)	An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the United States Securities Exchange Act of 1934 (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (A) the then outstanding shares of the common or ordinary stock of the Company (the “Outstanding Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); ex- cluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege un- less the security being so converted was itself acquired directly from the Compa- ny, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) of this definition;

	(ii)	A change in the composition of the Board of Directors of the Company (the “Board”) such that the individuals who, as of the date of this Agreement, consti- tute such board of directors (such Board will be hereinafter referred to as the “In- cumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition any individual who be- comes a member of the Board subsequent to the date of this Agreement, whose election, or nomination for election by the Company’s stockholders, was ap- proved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) will be considered as though such individual were a member of the Incumbent Board; and provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threat- ened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board will not be so considered as a member of the Incumbent Board; or

	(iii)	Consummation of a reorganization, merger or consolidation or sale or other dis- position of all or substantially all of the assets of the Company or the acquisition by the Company of assets or stock of another entity (“Corporate Transaction”); excluding, however, such a Corporate Transaction following which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or in- directly, more than fifty percent (50%) of, respectively, the outstanding shares of Common Stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions, as their ownership immediately prior to such Corporate Transaction, of the Outstanding Common Stock and Outstanding Company Securities, as the case may be, (B) no Person (other than the Company, or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) benefi- cially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of direc- tors except to the extent that such ownership existed prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board at the time of the execution of the initial agreement or of the Board action providing for such Corporate Transaction constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transac- tion; or

(iv) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company;

	(d)	Any sale or other issuance of any equity interest, shares of capital or other securities of the Company or any of its subsidiaries;

(e)

Any declaration, accrual, set aside or payment of any dividend or other distribution in re- spect of any equity interest or any shares of capital stock or other securities of the Com- pany or any repurchase or redemption of any equity interest or any shares of capital stock or other securities of the Company; or

	(f)	Any agreement, commitment or offers of the Company or any of its subsidiaries, whether or not in writing, to take of the actions prohibited by clauses (a) through (e);

provided however, that neither the consummation of the transactions contemplated by this Agreement, the Exchange Transaction, nor any of the other transactions contemplated hereby will be deemed to be a “Change of Control” or otherwise prohibited by the covenants contained in this Section 4.1.

4.2	The Grantor will cause Holdco and each of its subsidiaries to preserve intact the business and management organization of Holdco and all of its subsidiaries.

ARTICLE V

EVENTS OF DEFAULT AND TERMINATION

5.1

Events of Default. The occurrence at any time with respect to a Party (the “Defaulting Party”) of any of the following events will constitute an event of default (an “Event of Default”) with respect to such Party:

(a)

Failure to Pay or Deliver. The failure by a Party to make, when due, any payment under this Agreement or deliver the Option Shares in accordance with this Agreement, if such failure is not remedied on or before the third (3rd) Business Day after notice of such failure is given to the Defaulting Party.

(b)

Breach of Agreement. The failure by a Party to comply with or perform any agreement, covenant or obligation (other than a failure described in Section 5.1(a), which will be governed by Section 5.1(a)) to be complied with or performed by such Party in accordance with this Agreement if such failure is not remedied on or before the tenth (10th) Business Day after notice of such failure is given to the Defaulting Party.

(c)

Bankruptcy. A Party (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any relief under any Bankruptcy Law, or a petition is presented for its winding-up or liquidation, and in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding- up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within thirty (30) days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all of its assets; (7) has a secured party take possession of all or substantially all of its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all of its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or rescinded, in each case within thirty (30) days thereafter; (8) causes or is subject to any event with respect to it that, under applicable Law, has an analogous effect to any of the events described in clauses (1) through (7); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

5.2	Termination.

(a)

If at any time an Event of Default with respect to a Party has occurred and is continuing, any other Party may terminate this Agreement and deem the Expiration Date to have oc- curred by giving written notice to the Defaulting Party specifying the relevant Event of Default.

(b)

Unless otherwise terminated pursuant to Section 5.2(a), this Agreement will terminate on the earlier of the Expiration Date and the date on which one hundred percent (100%) of the Option Shares have been transferred and conveyed to the Optionees hereunder.

ARTICLE VI

MISCELLANEOUS PROVISIONS

6.1

Further Assurances. Each Party will execute and/or cause to be delivered to each other Party such instruments and other documents, and will take such other actions, as such other Party may reasonably request for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

6.2

Notices. Any notice or other communication required or permitted to be delivered to any Party will be in writing and will be deemed properly delivered, given and received upon dispatch by hand, courier or express delivery service with receipt confirmed by signature of the addressee, to the address set forth beneath the name of such Party below (or to such other address as such Party may specify in a written notice given to the other Parties):

If to the Grantor:	Chan Sun Keung

Cheung So Wa

If to the Optionees:	Yan Keyan

6.3	Time of The Essence. Time is of the essence of this Agreement.

6.4

Headings, Gender and Usage. The headings contained in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement and will not be referred to in connection with the construction or interpretation of this Agreement. For purposes of this Agreement: (a) the words “include” and “including” will be taken to include the words, “without limitation;” and (b) whenever the context requires, the singular number will include the plural, and vice versa; and each of the masculine, feminine and neuter genders will refer to the others.

6.5

Governing Law and Language. This Agreement, including all matters of construction, validity and performance, will in all respects be governed by, and construed in accordance with, the laws of the British Virgin Islands (without giving effect to principles relating to conflict of laws). This Agreement is written in English and the English language will govern any interpretation of this Agreement.

6.6

Venue and Jurisdiction. If any legal proceeding or other legal action relating to this Agreement is brought or otherwise initiated, the venue therefore will be in Hong Kong, which will be deemed to be a convenient forum. Each of the Parties hereby expressly and irrevocably consents and submits to the jurisdiction of the courts in Hong Kong.

6.7

Interpretation. Each Party acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party may not be applied in connection with the construction or interpretation of this Agreement.

6.8

Successors and Assigns. Each of the Parties will not assign this Agreement or any rights or obligations hereunder without the prior written consent of each other Party. This Agreement is binding upon, inures to the benefit of and is enforceable by Optionee, Grantor and their respective successors and assigns.

6.9	Waiver.

(a)

No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, will operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy will preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b)

No Person will be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver will not be applicable or have any effect except in the specific instance in which it is given.

6.10

Entire Agreement; Amendment. This Agreement sets forth the entire understanding of the Parties relating to the subject matter hereof and supersedes all prior agreements and understandings among or between any of the parties relating to the subject matter thereof. Any term of this Agreement may be amended only with the written consent of each Party.

6.11

Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, will be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, will not be impaired or otherwise affected and will continue to be valid and enforceable to the fullest extent permitted by law.

6.12	Counterparts. This Agreement may be executed in several counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have caused this Amended and Restated Option Agreement to be executed and delivered as of the date first set forth above.

“GRANTOR”	“OPTIONEE”

/s/ CHAN Sun Keung	YAN Keyan

CHAN Sun Keung	YAN Keyan
Hong Kong ID Card No.: H430684(A)	ID Card No.: 340825197206111314

/s/ CHEUNG So Wa ________________

CHEUNG So Wa
Hong Kong ID Card No.: P479624(5)

SIGNATURE PAGE TO OPTION AGREEMENT

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of this Agreement (including this Exhibit A):

“Aggregate Price” is defined in Section 1.6(a).

“Bankruptcy Law” means any Law of any jurisdiction relating to bankruptcy, insolvency, corporate reorganization, company arrangement, civil rehabilitation, special liquidation, moratorium, readjustment of debt, appointment of a conservator, trustee or receiver, or similar debtor relief.

“Board” is defined in Section 4.1(c)(i).

“Business Day” means a day on which the commercial banks located in Hong Kong are open for regular business.

“Change of Control” is defined in Section 4.1(c).

“Company” is defined in Section 4.1.

“Corporate Transaction” is defined in Section 4.1(c)(iii).

“Effective Date” is defined in the Preamble.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Exchange Act” is defined in Section 4.1(c)(i). “Exchange Agreement” is defined in Recital B. “Exchange Transaction” is defined in Recital B. “Exercise Date” is defined in Section 1.5.

“Exercise Notice” is defined in Section 1.5.

“Expiration Date” is defined in Section 1.3.

“GAAP” means generally accepted accounting principles consistently applied during the relevant period.

“Governmental Body” means any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-Governmental Body of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multi-national organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

“Grantor” is defined in the Preamble.

“Holdco” is defined in Recital A.

“Incumbent Board” is defined in Section 4.1(c)(i).

“Law” means any national, federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Operating Company” is defined in Recital A.

“Option” is defined in Section 1.1.

“Option Period” is defined in Section 1.3. “Option Price” is defined in Section 1.6(a). “Option Right” is defined in Section 1.1. “Option Shares” is defined in Recital C. “Optionee” is defined in the Preamble.

“Outstanding Common Stock” is defined in Section 4.1(c)(i).

“Outstanding Voting Securities” is defined in Section 4.1(c)(i).

“Party” and “Parties” are defined in the Preamble to this Agreement.

“Person” means an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof, except as used in ARTICLE IV, where its meaning is defined in Section 4.1(c)(i).

“Shell Company” is defined in Recital B.

“US GAAP” means United States Generally Accepted Accounting Principles consistently applied.

EXHIBIT B

FORM OF OPTION EXERCISE NOTICE

[Date]

[________________] (the “Grantor”)

[________________]

[________________]

Re:	Option Agreement dated March 9, 2011 (the “Option Agreement”), between Yan Keyan (the “Optionee”) and [________________] (the “Grantor”)

Dear Sir:

In accordance with Section 1.4 of the Option Agreement, the Optionee hereby provides this notice of exercise of the Option Right in the manner specified below:

(a)	The Optionee hereby exercises its Option Right with respect to the Option Shares pursuant to the Option Agreement.

(b)	The Optionee will pay the sum of RMB____________to the Grantor.

(d)	Pursuant to this exercise, the Grantor will deliver to _______________the Option Shares in accordance with the instructions attached hereto.

Dated: _______________, ______

Yan Keyan

EXHIBIT C

OPTION SHARES

Grantor	Number of Shares	Percentage of the Capital Share
Chan Sun Keung	14,000	70%
Cheung So Wa	6,000	30%